UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          _____________________________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                          _____________________________

       Date of Report (Date of earliest event reported): October 28, 2003

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

             Netherlands Antilles                               0-19961                                  N/A
         (State or other jurisdiction                   Commission File Number             (I.R.S. Employer Identification
              of incorporation)                                                                        Number)

                          _____________________________


                             7 Abraham de Veerstraat
                                     Curacao
                              Netherlands Antilles
                               011-59-99-465-8525
          (Address of principal executive offices and telephone number, including area code)
                          _____________________________



Item 9.   Regulation FD Disclosure.

Item 12.  Results of Operations and Financial Condition.

          The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition." On October 28, 2003, Orthofix International N.V. ("Orthofix") issued a press release announcing, among other things, its results of operations for the quarter ended September 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

          In addition, Orthofix announced in its press release dated October 28, 2003 that, excluding $0.9 million in litigation costs related to the KCI patent infringement case and $1.1 million in after-tax settlement costs associated with the Office of Inspector General investigation, net income for the third quarter ended September 30, 2003 would have been $7.4 million, or $0.50 per share. For the nine months ended September 30, 2003, net income, excluding these litigation and settlement costs of $2.9 million and $1.1 million, net of tax, respectively, would have been $21.9 million, or $1.49 per share. Orthofix believes that this net income measure, excluding these litigation and settlement costs, is a useful proxy for results from operations because Orthofix did not incur any related litigation and settlement costs in the third quarter of 2002 or for the nine months ended September 30, 2002.

          Exhibit

          99.1 Press release of Orthofix International N.V. dated October 28,
2003

                                    Signature



          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 28, 2003

                                    ORTHOFIX INTERNATIONAL N.V.


                                    By:    /S/ THOMAS HEIN
                                           -----------------------------------
                                           Name:  Thomas Hein
                                           Title: Chief Financial Officer